UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2003 (January 30, 2003)

(Exact name of registrant as specified in its charter)

Delaware	1-3671	13-1673581

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Falls Church, Virginia	22042-4523

(Address of principal executive offices)	(Zip Code)

(703) 876-3000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

     On January 30, 2003, General Dynamics Corporation (the “Company”) sent a notice to its directors and executive officers informing them that a blackout period will be in effect beginning at 4:00 p.m. (Eastern Time) on March 27, 2003 and ending at 9:00 a.m. (Eastern Time) on April 14, 2003 restricting them from purchasing, acquiring, selling, or otherwise transferring certain equity securities of the Company. This notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002.

     A copy of the notice provided to the Company’s directors and executive officers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)  Exhibits -

     Exhibit 99.1 – Notice to directors and executive officers

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz John W. Schwartz Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: January 30, 2003